                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/x/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      Spatializer Audio Laboratories, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                      LOGO

                                                         20700 VENTURA BOULEVARD
                                                           SUITE ONE THIRTY FOUR
                                                        WOODLAND HILLS, CA 91364
                                                                TEL 818.227.3370
                                                                FAX 818.227.9750

June 25, 1996

Dear Stockholder:

     The Company's Annual Meeting of Stockholders will be held on Tuesday, August 6, 1996 at 10:00 a.m. at the Warner Center Marriott hotel located at 21850 Oxnard Street, Woodland Hills, California 91364. I hope that you will be able to attend in person. As you know, many important and exciting events have transpired recently, including completion of our acquisition of the MultiDisc CD-ROM Server technology. Following the formal business of the meeting, management will be providing a complete update on our business operations, and will be available to respond to your questions.

     This year you are asked to (1) re-elect directors; (2) approve the Company's 1996 Incentive Plan; (3) approve modification to the terms of the performance share escrow arrangements for certain founders, officers and directors; and (4) act upon other matters that may properly come before the meeting.

     YOUR VOTE IS IMPORTANT. Please sign, date and return your completed proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. As Chairman, I urge you to re-elect the nominated Directors and to vote "FOR" the remaining proposals.

     Our Annual Report and Form 10K was sent to all of our stockholders in a separate mailing at the end of April. Additional copies are available upon request by contacting Angela Johnson at (818) 227-3370.

     On behalf of the Company, I would like to thank you for your spirited and continued support.

                                          Sincerely,

                                          SPATIALIZER AUDIO LABORATORIES, INC.

                                          STEVEN D. GERSHICK
                                          Chairman of the Board
                                          President and CEO

                      SPATIALIZER AUDIO LABORATORIES, INC.
                       20700 VENTURA BOULEVARD, SUITE 134
                        WOODLAND HILLS, CALIFORNIA 91364

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that Spatializer Audio Laboratories, Inc. will hold its Annual Meeting of Stockholders on August 6, 1996 at 10:00 a.m., at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91364, for the following purposes:

     1. To elect two (2) directors each for a term of three (3) years, two (2) directors each for a term of two (2) years and three (3) directors each for a term of one (1) year.

     2. To approve the Spatializer Audio Laboratories, Inc. 1996 Incentive Plan.

     3. To approve the modification of the terms of the performance shares escrow arrangements for certain founders, officers and directors.

     4. To act upon other matters that may properly come before the meeting.

     The Board of Directors has fixed June 11, 1996 as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     At the Annual Meeting, each share of Common Stock represented at the meeting will be entitled to one (1) vote on each matter properly brought before the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement. Shareholders who do not expect to attend the meeting in person are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope.

DATED: June 25, 1996

                                          BY ORDER OF THE BOARD

                                          Wendy Marie Guerrero
                                          Secretary

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Spatializer Audio Laboratories, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, August 6, 1996 at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91364 at 10:00 a.m., and at any adjournments or postponements of the Annual Meeting. This proxy statement and accompanying proxy card will be mailed beginning on or about June 25, 1996 to give holders of Common Stock of the Company of record on June 11, 1996 (the "Record Date") an opportunity to vote at the Annual Meeting.

VOTING

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope. If no directions are given and the signed card is returned, the proxy holders will vote the shares for the election of all listed nominees, in accordance with the directors' recommendations on the other subjects listed on the proxy card, and at their discretion on any other matters that may properly come before the meeting. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.

     A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A STOCKHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE STOCKHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER PROXY.

     THE SHARES REPRESENTED BY PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED ON ANY BALLOT (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOR OF THE MATTERS DESCRIBED IN THE PROXY.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the stockholder or by his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the executive office of the Company located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364, or at Montreal Trust Company of Canada, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or with the chairman of the meeting on the day of the meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

OUTSTANDING COMMON STOCK

     Holders of record of Common Stock at the close of business on June 11, 1996 ("Record Date"), will be entitled to receive notice of and vote at the meeting. The Company is authorized to issue 50,000,000 shares of Common Stock, par value of $0.01 US per share ("Common Stock") and 1,000,000 Preferred Shares, par value of $0.01 US per share ("Preferred Stock"). On the Record Date, there were 18,162,731 shares of Common Stock and no shares of Preferred Stock issued and outstanding. The holders of Common Stock are entitled to one (1) vote for each share held. All matters presented to the meeting require approval by simple majority of votes cast at the meeting.

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

               PROPOSAL 1 -- NOMINATION AND ELECTION OF DIRECTORS

     The Company has nine (9) positions on its board of directors; currently there are two (2) vacancies on the board of directors, which the Company intends to fill in the near future. The board of directors is classified into three (3) classes, directors in each class being elected to serve for three (3) years(1). At this annual meeting the Company proposes to nominate Carlo Civelli and David Foster to the office of director for terms to end in 1999, to re-nominate Jerold
H. Rubinstein, Stephen W. Desper and Steven D. Gershick for terms to end in 1997 and to re-nominate James D. Pace and Gilbert N. Segel for a term to end in 1998.

     In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal. The By-Laws state that in any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed to be elected. Shares represented by proxies marked "withhold authority" for one (1) or more nominees will be counted as a negative vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

NOMINEES AND CONTINUING DIRECTORS

     The Board of Directors believes that a classified Board of Directors with staggered terms will help to assure the continuity and stability of the Board of Directors and the business strategies and policies of the Company. At this annual meeting the Company proposes to nominate Carlo Civelli and David Foster to the office of director for terms to end in 1999, to re-nominate Jerold H. Rubinstein, Stephen W. Desper and Steven D. Gershick for terms to end in 1997 and to re-nominate James D. Pace and Gilbert N. Segel for terms

- ---------------

     (1)Although each director is elected for a three year term, the directors must be re-elected annually while the Company is subject to Section 2115 of the California Corporations Code ("Section 2115"). An entity such as the Company can be subject to Section 2115 even though it does not itself transact business in California if, on a consolidated basis, the average of the property factor, payroll factor and sales factor is more than fifty percent (50%) deemed to be in California during its latest full income year and more than one-half of its outstanding voting securities are held of record by persons having addresses in California. Section 2115 does not apply to corporations with outstanding securities listed on the New York or American Stock Exchange, or with outstanding securities designated as qualified for trading on the NASDAQ Stock Market, national market system, if such corporation has at least eight hundred
(800) beneficial holders of its equity securities.

to end in 1998. The following table sets forth certain information with respect to the nominees in each class and with respect to certain executive officers:

               NAME                AGE                       POSITION
- --------------------------------------     --------------------------------------------
NOMINEES FOR TERMS ENDING IN 1999:
Carlo Civelli                      47      Director -- 3/93 to date.
                                           Vice-President Finance, Europe -- 8/91 to
                                           3/95.
                                           Principal Holder.
David Foster                       45      Director -- 11/92 to date.
NOMINEES FOR TERMS ENDING IN 1998:
James D. Pace                      40      Director -- 2/95 to date.
                                           Member Compensation Committee -- 2/95 to
                                           date.
Gilbert N. Segel                   63      Director -- 5/95 to date.
                                           Member Audit Committee -- 5/95 to date.
                                           Member Compensation Committee -- 5/95 to
                                           date.
NOMINEES FOR TERMS ENDING IN 1997:
Stephen W. Desper                  53      Director -- 7/92 to date.
                                           Chairman of the Board -- 7/92 to 12/95.
                                           Vice Chairman of the Board -- 12/95 to date.
                                           Principal Holder.
Steven D. Gershick                 41      Director -- 7/92 to date.
                                           President and Chief Executive
                                           Officer -- 7/92 to date.
                                           Chairman of the Board -- 12/95 to date.
Jerold H. Rubinstein               55      Director -- 8/91 to date.
                                           Member Audit Committee -- 8/91 to date.
EXECUTIVE OFFICERS
Wendy Marie Guerrero               33      Secretary -- 6/94 to date.
                                           Chief Financial Officer -- 6/94 to date.
William N. ("Win") Craft           37      Chief Technology Officer of Operating
                                           Subsidiary -- 8/94 to date.
                                           President of Operating Subsidiary -- 6/96 to
                                           date.
Timothy R. Bratton                 33      Vice President, Sales and Marketing of
                                           Operating Subsidiary -- 10/94 to date.

     STEPHEN W. DESPER. Vice Chairman of the Board, Vice President and Director of Research, Inventor. Has devoted his full time for a number of years to developing and refining Spatializer(R) technology. Recording engineer, over twenty (20) years experience; Director of Engineering for The Beach Boys Organization. Acoustician, Acoustic Design and Noise Control Engineer. December, 1991 to December, 1995, Chairman of Spatializer Audio Laboratories, Inc. Since December, 1995 Vice Chairman of Spatializer Audio Laboratories, Inc. Inventor and President of Desper Products; Inc. ("DPI") -- June, 1986 to October, 1991. Vice President and Director of Research, DPI -- October, 1991 to present.

     STEVEN D. GERSHICK. Chairman of the Board, President, Chief Executive Officer and Director. Director of Spatializer since July, 1992, and of DPI since October, 1991. Since December, 1995, Chairman of Spatializer Audio Laboratories, Inc. Certified Public Accountant, KPMG Peat Marwick from May, 1977 through June, 1980. From 1981 through September, 1991, the principal of a Certified Public Accounting firm specializing in business consulting and entertainment business management. Since October 1, 1991, President and CEO of DPI. Since December, 1991, President and CEO of Spatializer Audio Laboratories, Inc. Practicing C.P.A. to October, 1991.

     CARLO CIVELLI. VP Finance-Europe of Spatializer from August, 1991 to March, 1995. Director of Spatializer since March, 1993. Has extensive experience in financing emerging public companies. Managing director of Clarion Finanz AG, Zurich, Switzerland, for more than the last five years; Officer and or director of numerous companies listed on Vancouver Stock Exchange. Director and Financial Consultant to Clarion Finanz AG.

     JEROLD H. RUBINSTEIN. Director of Spatializer since August, 1991. Chairman and Chief Executive Officer of DMX, Inc., formerly International Cablecasting Technologies, Inc. Formerly co-owner and chairman of United Artist Records; chairman of ABC Records, Inc.; co-founder and chairman of Bel-Air Savings and Loan of Los Angeles; and co-founder and partner of JRC Oil, a Colorado oil and gas exploration company. Attorney and certified public accountant, California. Chairman and CEO, DMX, Inc. Mr. Rubinstein is the brother-in-law of Mr. Segel.

     DAVID FOSTER. Director of Spatializer since November, 1992. Composer, performer, recording producer and arranger for more than the last five years. Among many international credits, Mr. Foster has won numerous Grammy awards.

     JAMES D. PACE. Director of Spatializer since February, 1995. Director of DPI since July, 1992. For more than the last five years, Mr. Pace has specialized in the introduction and distribution of new technologies into the professional recording and film industries. He is an electronics engineer with broad experience in recording and live sound reinforcement.

     GILBERT N. SEGEL. Director of the Company since May, 1995. Mr. Segel has spent more than thirty (30) years as an independent business manager representing musical artists, film actors and entertainment industry entrepreneurs. Since 1985, he has concentrated on his personal investments and serves as a director of various private business and charitable enterprises. Mr. Segel is the brother-in-law of Mr. Rubinstein.

     WENDY M. GUERRERO. Chief Financial Officer, Certified Public Accountant. Since June, 1994, Chief Financial Officer and Secretary of Spatializer Audio Laboratories, Inc. Emerging Business Services Consultant with Deloitte, Haskins and Sells from September, 1984 through April, 1988. Entertainment Business Manager/Consultant from April, 1988 through February, 1992. Since November, 1992, Chief Financial Officer of DPI. Practicing C.P.A. to November, 1992.

     WILLIAM N. ("WIN") CRAFT. Since June, 1996, President of DPI. Chief Technology Officer of DPI since August, 1994. Mr. Craft is an electrical engineer with extensive experience in the strategic, technical and business aspects of international licensing of audio technologies.

     TIMOTHY R. BRATTON. Vice President, Sales and Marketing of DPI since October, 1994. Mr. Bratton has an Electrical Engineering Degree and an MBA with an emphasis in finance. He co-founded Media Vision Technology in 1990, and played a major role in establishing 16-bit audio as the standard in multimedia personal computing. Prior to co-founding Media Vision, he held various marketing and Engineering positions at National Semiconductor Corp.

BENEFICIAL OWNERS

     The following table sets forth information (except as otherwise indicated by footnote) as to shares of Common Stock owned as of May 31, 1996, or which can be acquired in sixty days, by (i) each person known by management to beneficially own more than five percent (5%) of the Company's outstanding Common

Stock, (ii) each of the Company's directors and nominees for election as directors, and (iii) all executive officers, directors and nominees for election as directors as a group:

                                                       AMOUNT AND NATURE
                     NAME AND ADDRESS OF                 OF BENEFICIAL
                     BENEFICIAL OWNER(1)                   OWNERSHIP         PERCENT OF CLASS
        ---------------------------------------------  -----------------     ----------------
        DIRECTORS
        Carlo Civelli(2)(5)..........................      3,920,958               20.1
        David Foster(5)..............................        252,500                1.3
        Jerold H. Rubinstein(5)......................        250,000                1.3
        Stephen W. Desper(3)(5)......................      2,428,845               12.5
        Steven D. Gershick(5)........................        807,644                4.1
        James D. Pace(4)(5)..........................        184,497                  *
        Gilbert N. Segel(5)..........................        155,000                  *
        NAMED EXECUTIVE OFFICERS
        Timothy R. Bratton(5)........................         25,000                  *
        William N. Craft(5)..........................         35,000                  *
        ALL DIRECTORS AND EXECUTIVE OFFICERS AS
          A GROUP (10 PERSONS)(5)....................      8,161,944               41.9

- ---------------

 * Indicates that the percentage of shares beneficially owned does not exceed one percent (1%) of the class.

(1) Each of the persons named can be reached at the Company's offices at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California, 91364, except for Carlo Civelli, whose address is Muhlebachstrasse 42, Postfach 723, 8024 Zurich, Switzerland. The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Carlo Civelli controls Clarion Finanz AG, a non-reporting investment company. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of the Company held of record or beneficially by either, and all additional shares over which he either currently exercises full or partial control, without duplication through attribution.

(3) Does not include 37,853 shares held by Sparkle Co. on behalf of the Estate of Stephen Desper's deceased father, Ira Desper, as to which Mr. Desper disclaims any direct or indirect beneficial interest or control.

(4) Does not include 134,497 shares held by Jeffrey C. Evans, a director of DPI, and co-owner with Mr. Pace of Audio Intervisual Design and Developing Technologies Distributors. Mr. Pace disclaims any direct or indirect beneficial interest or control of Mr. Evans' shares.

(5) Includes an aggregate of 4,923,197 escrowed performance shares held as of May 31, 1996 as follows: Carlo Civelli, 1,390,880 shares; David Foster, 100,000 shares; Jerold H. Rubinstein, 150,000 shares; Stephen W. Desper, 2,354,676 shares; Steven D. Gershick, 693,144 shares; James D. Pace, 84,497 shares; Gilbert N. Segel, 100,000 shares; Other members of the group, 50,000 shares. The Company and the current holders are considering the reallocation of certain of the escrowed performance shares among the holders and to other members of management.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Except for salaries paid to Mr. Desper as described in 'Executive Compensation' on page 12, and except as described in 'Securities Transactions Involving Related Parties' on page 6 with respect to Mr. Civelli's participation in a private placement, no insider and no security holder who is known to the Company to own more than five percent (5%) of the Common Stock and no member of the immediate family of any of the officers or directors has or has had any material interest, direct or indirect, in any transaction in which the amount involved exceeds U.S. $60,000 since the commencement of the Company's last completed financial year or in any proposed transaction which in either such case has materially affected or will materially affect the Company.

INDEBTEDNESS TO RELATED PARTIES

     Certain persons who are directors or officers of the Company or of its subsidiary, DPI, were owed sums for services, unreimbursed expenses, loans and interest provided to DPI over substantial periods of time prior to their becoming officers or directors of DPI or the Company, and, in some cases, for continuing services performed thereafter. Those persons include Gerald E. Mullen, James D. Pace, Jeffrey C. Evans, and the estate of Stephen Desper's deceased father, Ira A. Desper, or affiliates of such persons. The net payable to such persons at December 31, 1995 was approximately U.S. $207,200. By the end of the first quarter of 1996, the net payable to such persons had been reduced to $113,150.

SECURITIES TRANSACTIONS INVOLVING RELATED PARTIES.

     Directors and officers of the Company have been involved in the following securities transactions in the last fiscal year (excluding grants and exercises of Employee and Director Incentive Options):

PARTICIPATING  NUMBER OF                                 SHARE PURCHASE
  DIRECTOR      SHARES            PURCHASE PRICE            WARRANTS           WARRANT EXERCISE PRICE
- -------------  ---------     ------------------------    --------------   --------------------------------
Carlo           110,000      $3.85 Cdn. ($2.82 U.S.)         27,500       Yr. 1 - $3.85 Cdn. ($2.82 U.S.)
  Civelli....                                                             Yr. 2 - $4.50 Cdn. ($3.30 U.S.)
                                                                          Exp. June, 1997

OTHER AGREEMENTS AND RELATIONSHIPS

     DPI has continued financial arrangements with Jensen Transformers, Inc. ("Jensen"), for engineering services on an as requested basis during its last two (2) fiscal years. William Whitlock is a principal of Jensen and is a director of DPI. The terms to DPI were and are no less favorable than general terms for similar services prevalent in the community in which such services are being provided.

COMPENSATION OF DIRECTORS

     None of the Company's Directors received any type of compensation or other arrangements for services provided in their capacity as directors. However, the Company has granted incentive stock options to Directors in that capacity. Under the 1995 Stock Option Plan, each director who is not an employee of the Company is entitled to an automatic annual grant of an option to purchase 50,000 shares of Common Stock.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Members of the Board of Directors are elected by the holders of the Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

     During fiscal 1995, the Board of Directors of the Company, which consisted of seven (7) members, had formal meetings quarterly and took action by unanimous written consent on 9 additional occasions. All incumbent directors of the Company were present for seventy-five percent (75%) or more of the total number of meetings of the Board of Directors of the Company and the Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     Standing committees of the Board of Directors of the Company include an Audit Committee and a Compensation and Stock Option Committee.

  AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors currently consists of Messrs. Rubinstein and Segel, each of whom is a non-employee director of the Company. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the internal auditors and the adequacy of the Company's accounting, financial, and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Company's independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Audit Committee of the Board of Directors held five (5) meetings during fiscal 1995.

  COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee of the Company (the "Compensation Committee") currently consists of Messrs. Pace and Segel, each of whom is a non-employee director of the Company and a "disinterested person" with respect to the plans administered by such committee, as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for senior officers and employees of the Company. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of the Company's stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board of Directors on compensation matters. The Compensation Committee held three (3) meetings in 1995.

     If approved by the stockholders, a separate committee of disinterested parties will administer the 1996 Incentive Plan, to the extent required by law. No Compensation Committee interlock relationship existed in 1995.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Company's Compensation Committee is responsible for formulating and overseeing the general executive and employee compensation policies for the Company. Its responsibilities include determination of the compensation of senior executive officers and administration of the annual and long-term incentive plans and stock option plans of the Company which are not, in accordance with their terms, administered by the Board or another particularly designated group. Specific decisions relating to compensation earned by or awarded to the senior officers of the Company, including the chief executive officer and the other four highest paid executive officers (collectively, the "Named Executive Officers") are governed by the Compensation Committee. The Compensation Committee was formed in June, 1995. Since the Company was not a reporting company pursuant to the Exchange Act prior to 1995, this Report is focused primarily on 1995 and anticipated future policy considerations.

     The Compensation Committee has adopted the following policy framework on which it intends to base the Company's compensation program and its decisions:

     - Efforts should be made to achieve base salaries for the senior executives which are competitive with compensation at the Company's peer group of companies, not withstanding the significantly larger revenues at many of the entities in the peer group.

     - Annual incentives should consider Company performance and individual contribution. Efforts should be made to establish parity among individuals with similar responsibilities and performance.

     - The long-term incentive program should be performance-based and emphasize stock options to ensure that long-term compensation primarily depends on increases in stock price. However, since the Company is limited under VSE rules in the amount and timing of stock option grants, for so long as the Company is subject to such rules, other awards, including restricted stock, performance units or a combination will be utilized to provide incentives that might otherwise be reflected in stock option grants.

     - Stock option grants (or other performance-based long-term incentives that may be awarded in the future) should be positioned to reflect the Company's transition from the development to commercial stage and should be competitive with peer practices to allow the Company to attract and retain senior personnel and to reflect the Company's operating growth and performance.

     - The relative mix of annual and long-term incentives should reflect levels within the organization, so that senior executives receive a greater proportion of long-term incentives and others receive compensation that emphasizes annual compensation and incentives.

     To implement these policies, the Compensation Committee will take into account current market data and compensation trends for similar enterprises, compare corporate performance of the Company to the performance of a selected peer group, gauge achievement of corporate and individual objectives and consider the overall effectiveness of the Company's compensation programs.

     To assist in formulating its operating framework, the Compensation Committee has engaged an independent executive compensation consultant to assess the current competitive position of the Company's executive compensation program and to assist the Company in implementing an ongoing long-term incentive program. The consultant prepared comparisons of current compensation levels between the Company and a peer group of eight (8) publicly traded companies. In addition, broader published compensation surveys of compensation levels for executives holding similar positions at comparable industrial entities or organizations were used to establish competitive norms. The survey indicated that actual 1995 cash compensation (salary plus annual incentives) of the Named Executive Officers were below total cash compensation levels of the peer group, but when compared to other companies of comparable size in the high technology and electronics industries, the total cash compensation levels of the top three Company executives were near the 50th percentile of the companies surveyed, and the incentive grants during 1995 were competitive for the chief executive officer and moderately below competitive levels for the other two executives.

ANNUAL COMPENSATION

     The Compensation Committee intends to review base salary levels of executives and employees annually, subject to any provisions or limitations included in their Employment Agreements.

     The Compensation Committee also has approved the 1996 Incentive Plan (the "Plan") and has recommended that the material terms of the performance-based incentives in the Plan be proposed for approval by the stockholders at the Annual Meeting (See attached Exhibit A). Under the terms of the proposed Plan, the Company has the discretion to offer Awards to any participant based on its consideration of any extraordinary changes which may have occurred in the Company during the year as well as business performance criteria such as net income, cash flow, earnings per share and other relevant strategic considerations.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) creates a new limit on the deductibility of compensation paid to certain officers. With respect to the Company, the covered officers are the Chief Executive Officer and the next four most highly compensated persons in office at the end of the year. Compensation paid to these officers in excess of $1,000,000 per person, that is not performance-based, cannot be claimed by the Company as a tax deduction. It is the Compensation Committee's intention to continue to utilize performance-based compensation and to conform such compensation to these limits. In order to conform to these new limitations, the Company is seeking stockholder approval of the material terms of the performance goals under the Plan.

CONCLUSION

     The Compensation Committee believes that the policies and concepts discussed above will be an effective strategy since a significant portion of compensation to the Named Executive Officers will be based on the operating results of the Company, the commensurate results for its stockholders, and the need to attract and retain senior management, technical and operating personnel as the Company matures and grows. At the same time, it is intended that the policies will encourage responsible management for both long-term and short-term results and will further the interests of the Company's stockholders. In implementing its policies, the Compensation Committee intends to base its review on the experience of its members, on Company and management information, and on discussions with and information compiled by various independent compensation consultants and other appropriate sources.

     Submitted by the Compensation Committee of the Company's Board of Directors,

                                          James D. Pace
                                          Gilbert N. Segel

PERFORMANCE GRAPH FOR THE COMPANY'S COMMON STOCK

     The following Performance Graph reflects a comparison of the performance of the Company's Common Stock to the common stock of other peer group companies and to the NASDAQ Market Index:

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG SPATIALIZER AUDIO LABORATORIES, INC.
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                                                             SPATIALIZER AUDIO
        MEASUREMENT PERIOD                                 NASDAQ MARKET       LABORATORIES,
      (FISCAL YEAR COVERED)          PEER GROUP INDEX          INDEX               INC.
8/22/95                                            100                 100                 100
8/31/95                                          99.45              100.00               89.10
9/30/95                                         106.88              100.83              114.10
10/31/95                                        100.87               99.15               89.74
11/30/95                                         93.93              100.64               82.05
12/31/95                                         69.17              100.28               89.74

                    ASSUMES $100 INVESTED ON AUGUST 22, 1995
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1995

     The peer group, for purposes of the above graph, consists of other growing technology companies.

     As the Company is still a British Columbia Securities Commission Reporting Issuer, in accordance with the Policy 41 requirements the following Performance Graph reflects a comparison of the performance of the Company's Common Stock to the Toronto Stock Exchange 300 Stock Index:

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                   TOTAL SHAREHOLDER RETURN ON COMMON SHARES
                 OF THE CORPORATION AND THE TSE 300 STOCK INDEX

             MEASUREMENT PERIOD                                           SPATIALIZER AUDIO
           (FISCAL YEAR COVERED)                      TSE 300             LABORATORIES, INC.
1990                                                              100                      100
1991                                                            87.98                    83.30
1992                                                            89.59                      333
1993                                                           463.50                      342
1994                                                           469.00                      583
1995                                                           673.10                      978

                      ASSUMES $100 CDN. INVESTMENT IN 1990
                          ASSUMES DIVIDEND REINVESTED

EXECUTIVE COMPENSATION

     The following table sets forth separately, for the last three complete fiscal years and for the four-month transition period(1), each component of compensation paid or awarded to, or earned by, the Chief Executive Officer ("CEO") of the Company and each of the other most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                          ---------------------------------
                                                                                  AWARDS
                                                                          -----------------------
                                                                          SECURITIES   RESTRICTED
                                                                            UNDER      SHARES OR    PAYOUTS
                                                ANNUAL COMPENSATION        OPTIONS/    RESTRICTED   -------
                                            ---------------------------      SARS        SHARE       LTIP
 NAME AND PRINCIPAL POSITION    YEAR         SALARY     BONUS    OTHER     GRANTED       UNITS      PAYOUTS
- ------------------------------  -----       --------   -------   ------   ----------   ----------   -------
Steven D. Gershick              12/95       $150,000   $37,500   $8,100      150,000      N/A         N/A
  Chairman of the Board,        12/94(1)    $ 41,667       N/A   $1,000          N/A      N/A         N/A
  President and CEO              8/94       $125,000   $50,500   $3,000          N/A      N/A         N/A
                                 8/93       $125,000       N/A   $3,000          N/A      N/A         N/A
Stephen W. Desper               12/95       $125,000       N/A   $3,000          N/A      N/A         N/A
  Vice Chairman of the Board,   12/94(1)    $ 41,667       N/A   $1,000          N/A      N/A         N/A
  Director of Research           8/94       $125,000   $25,500   $3,000          N/A      N/A         N/A
                                 8/93       $125,000       N/A   $3,000          N/A      N/A         N/A
William N. Craft                12/95       $ 90,000   $25,000      N/A          N/A      N/A         N/A
  Chief Technology Officer      12/94(1)    $ 30,000       N/A      N/A          N/A      N/A         N/A
                                 8/94(2)    $ 68,907       N/A      N/A          N/A      N/A         N/A
                                 8/93(2)    $  9,729       N/A      N/A       50,000      N/A         N/A
Timothy R. Bratton(3)           12/95       $ 90,000   $37,000      N/A          N/A      N/A         N/A
  VP, Sales and Marketing       12/94(1)    $ 22,500   $ 3,000      N/A       75,000      N/A         N/A

- ---------------

(1) On December 13, 1994, the Board of Directors approved a change in the Company's year from a fiscal year end of August 31 to a fiscal year end of December 31 resulting in a four-month transition period (September 1, 1994 - December 31, 1994).

(2) Prior to becoming a full-time employee of the Company in August, 1994, Mr. Craft performed services for the Company on a part-time basis.

(3) Mr. Bratton became an employee in October, 1994.

           OPTION/STOCK APPRECIATION RIGHT ("SAR") GRANTS DURING THE
                     MOST RECENTLY COMPLETED FINANCIAL YEAR

     The following table (presented in accordance with the Exchange Act and the Regulations) sets forth stock options granted under the Company's Stock Option Plan ("the Stock Option Plan") during the most recently completed financial year to each of the Named Executive Officers:

                                                                                                                    ALTERNATIVE
                                      INDIVIDUAL GRANTS                                                                  TO
- ---------------------------------------------------------------------------------------------                        REALIZABLE
                                           % OF                        MARKET                       POTENTIAL          VALUE:
                                           TOTAL                      VALUE OF                      REALIZABLE          GRANT
                                         OPTIONS/                    SECURITIES                  VALUE AT ASSUMED      VALUE
                                           SAR'S                     UNDERLYING                  ANNUAL RATES OF        DATE
                            SECURITIES    GRANTED                     OPTIONS/                    STOCK PRICE       ------------
                              UNDER         TO                        SAR'S ON                  APPRECIATION FOR       GRANT
                             OPTIONS/    EMPLOYEES   EXERCISE OR       DATE OF                     OPTION TERM          DATE
                              SAR'S      IN FISCAL    BASE PRICE        GRANT      EXPIRATION   -----------------     PRESENT
                             GRANTED       YEAR      ($/SECURITY)   ($/SECURITY)      DATE       5%($)    10%($)      VALUE $
                            ----------   ---------   ------------   ------------   ----------   -------   -------   ------------
Steven D. Gershick........    150,000       26%      $3.90/share    $3.90/share    12/29/00     $29,250   $58,500        $0
Stephen W. Desper.........        N/A       N/A          N/A            N/A           N/A           N/A       N/A       N/A
William N. Craft..........        N/A       N/A          N/A            N/A           N/A           N/A       N/A       N/A
Timothy R. Bratton........        N/A       N/A          N/A            N/A           N/A           N/A       N/A       N/A

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FINANCIAL YEAR
                    AND FINANCIAL YEAR-END OPTION/SAR VALUES

     The following table (presented in accordance with the Exchange Act and the Regulations) sets forth details of all exercises of stock options/SAR's during the most recently completed financial year by each of the Named Executive Officers and the financial year-end value of unexercised options/SAR's on an aggregated basis:

                                                                  UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                                     SECURITIES      AGGREGATE   OPTIONS/SAR'S       MONEY OPTIONS/SAR'S
                                     ACQUIRED ON       VALUE       AT FISCAL        AT FISCAL YEAR-END($)
               NAME                   EXERCISE       REALIZED      YEAR-END       EXERCISABLE/UNEXERCISABLE
- -----------------------------------  -----------     ---------   -------------   ----------------------------
Steven D. Gershick,
  Chairman of the Board,
  President and CEO................     50,000       $ 175,186      325,000               $1,130,584
Stephen W. Desper,
  Vice Chairman of the Board,
  Director of Research.............     50,000       $ 175,186      100,000               $  347,872
William N. Craft
  Chief Technology Officer.........          0       $       0       50,000               $  148,915
Timothy R. Bratton,
  VP, Sales and Marketing..........     25,000       $  50,873       50,000               $  102,996

EMPLOYMENT AGREEMENTS

     Effective October 1991, DPI entered into two-year employment agreements (which continue thereafter from year to year unless terminated) with Stephen Desper and Steven Gershick pursuant to which Stephen Desper was appointed as Vice-President and Director of Research and Steven Gershick was designated as President and Chief Executive Officer, each at annual salaries of $125,000. Under their respective agreements, the employees both serve full time, may terminate their employment on 90-days written notice and the Company may terminate either agreement for cause or at the end of the original or any extended term on 90 days prior written notice. In the event of termination, the employees are entitled to payment of six months to one year's salary, depending on the term remaining on the date of any termination. The employment agreements provide both Messrs. Desper and Gershick with the employee benefits generally available to other employees of the Company and, in addition, entitle them to life insurance, disability insurance and automobile allowances. They are entitled to bonuses at the discretion of the Board of Directors. Both agreements contain confidentiality, nondisclosure and invention provisions typical in the industry. As of January 1, 1995, the annual salary for Steven D. Gershick was increased to $150,000.

       PROPOSAL 2 -- APPROVAL OF THE SPATIALIZER AUDIO LABORATORIES, INC.
                              1996 INCENTIVE PLAN

BACKGROUND

     The Board of Directors is proposing for stockholder approval the Spatializer Audio Laboratories, Inc. 1996 Incentive Plan (the "Plan"). The purpose of the Plan is to enable the Company to offer officers and key employees of the Company and its subsidiaries and independent contractors providing consulting or advisory services to the Company, performance-based incentives and other equity interests in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interests between such employees and the Company's stockholders. Reference is made to Exhibit A for a complete statement of the provisions of the Plan which are summarized below.

     In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Plan. This Plan is a complement to the Company's previously approved Stock Option Plan, which did not include the flexibility of this Plan. Together the two plans will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the Plan will allow the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Plan grants the administrators discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

SHARES AVAILABLE

     The Plan makes available for awards 500,000 newly issued shares of the Company's Common Stock. If there is a lapse, expiration, termination or cancellation of any right prior to the issuance of shares or the payment of the cash equivalent thereunder, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan. In addition, the Company may issue under this Plan Performance Shares which are made available by current holders who waive or otherwise forego and return to the Company Performance Shares currently issued in their name, but in no event shall the aggregate number of Performance Shares outstanding under this or any other plan or otherwise exceed 5,776,700, unless the Company shall have received regulatory approval to issue additional Performance Shares.

ADMINISTRATION

     To the extent required by law, the Plan provides for administration by a separate Incentive Plan Committee of the Board (the "Committee"). Among the Committee's powers are the authority to interpret the Plan, establish rules and regulations for its operation, select the persons eligible to receive awards, and determine the form, amount and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerations of awards. No member of the Committee is eligible to receive any awards under the Plan.

ELIGIBILITY OF PARTICIPATION

     Officers and key employees of the Company or any of its subsidiaries and independent contractors providing consulting or advisory services to the Company are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Committee.

TYPES OF AWARDS

     The Plan provides for the grant of any or all of the following types of awards: (1) stock appreciation rights; (2) stock awards; (3) performance shares; and (4) performance units. Awards may be granted singly, in combination, or in tandem as determined by the Committee.

STOCK APPRECIATION RIGHTS (SARS)

     An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of its exercise. Such appreciation shall be measured from not less than 85 percent of the fair market value (as defined in the Plan) of the Common Stock on the date the SAR is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award. The number of shares of Common Stock subject to an SAR which may be granted during any calendar year to any one participant shall not exceed 50,000 shares.

STOCK AWARDS

     The Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock. Such awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability, continued employment and performance goals established by the Committee over a designated period of time.

PERFORMANCE SHARES

     The Plan provides for the grant of Performance Shares either alone or in addition to any other awards granted under the Plan and consists of the right to receive Common Stock contingent upon the attainment over a period to be determined by the Committee of certain performance goals. The performance goals to be achieved during the performance period and the measure of whether and to what degree such objectives have been attained, will also be determined by the Committee. The award shall specify whether the participant shall be entitled to vote the Common Stock and receive dividends on the shares of Common Stock related to the award.

PERFORMANCE UNITS

     Performance Units may be awarded either alone or in addition to any other awards granted under the Plan and shall consist of the right to receive a fixed dollar amount, payable in cash or Common Stock, or a combination of both. Performance Units are similar to Performance shares in that they are contingently awarded based on the attainment over a performance period of certain specified performance goals as determined by the Committee.

OTHER TERMS OF AWARDS

     The Plan provides that awards shall not be transferable otherwise than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts or family partnerships for the benefit of such person.

     Upon the grant of any award, the Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations covering the grant of the award as are not inconsistent with the Plan. The Board of Directors reserves the right to amend, suspend or discontinue the Plan at any time, subject to the rights of participants with respect to any outstanding awards.

     The Plan contains provisions for equitable adjustment of awards in the event of a merger, consolidation, or reorganization, or issuance of shares by the Company without new consideration.

FEDERAL TAX TREATMENT

     Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the Plan:

     The grant of an SAR will produce no U.S. federal tax consequences for the participant of the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

     A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

     The grant of an unrestricted stock award will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock awarded. The Company will receive a corresponding tax deduction.

     A participant who has been granted either Performance Units or Performance Shares, will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will have a corresponding tax deduction.

OTHER INFORMATION

     No awards have been granted under the Plan to date.

     As of June 10, 1996, the closing price of the Company's Common Stock was $5.1875.

     THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO A VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THE PLAN. ABSTENTIONS WILL COUNT AS A VOTE AGAINST THE PROPOSAL, BUT BROKER NON-VOTES WILL HAVE NO EFFECT.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 INCENTIVE PLAN.

         PROPOSAL 3 -- APPROVAL OF THE MODIFICATION OF THE TERMS OF THE
          PERFORMANCE SHARES ESCROW ARRANGEMENTS FOR CERTAIN FOUNDERS,
                            OFFICERS AND DIRECTORS.

THE MODIFICATION

     The Board of Directors is seeking stockholder approval of the modification of certain terms of the arrangements ("Modification") with respect to the Company's currently outstanding Escrowed Performance Shares. Of the 18,162,731 shares of Common Stock of the Company which were issued and outstanding at June 11, 1996, 5,776,700 (33%) are classified as Escrowed Performance Shares and are held in escrow by the Company's transfer agent, The Montreal Trust Company of Canada. (See Beneficial Ownership, p. 4).

     The Modification is being proposed to create incentives consistent with incentives in other U.S. public companies, to establish definite dates upon which the Escrowed Performance Shares would be fully vested and available for sale or transfer by the holders, to provide a stable market in the Company's stock and to accommodate certain provisions of the U.S. personal and corporate income tax and corporate financial accounting rules which impact the holders of the Escrowed Performance Shares and the Company.

     If Proposal 3 is approved by the stockholders and the VSE consents, arrangements under which the Escrowed Performance Shares are held will be modified. The Escrowed Performance Shares, including any shares which are to be subject to the 1996 Incentive Plan (see "Proposal 2"), would be released from the current escrow subject to new arrangements to provide that, with respect to each holder, 15% of the Escrowed Performance Shares would vest on September 30, 1996; 25% of the Escrowed Performance Shares would vest on September 30, 1997; 30% of the Escrowed Performance Shares would vest on September 30, 1998; and the remaining 30% of the Escrowed Performance Shares would vest on September 30, 1999, so long as the individual had not voluntarily terminated his or her relationship with the Company and was still providing services to the Company as an employee, director or otherwise on such dates or, the Board of Directors, in its discretion, agreed to an acceleration of the distribution of some or all of the Escrowed Performance Shares to the particular holder upon his or her voluntary termination of the relationship with the Company. Under the Modification, there would be an acceleration of the vesting in the event that there was a corporate transaction (such as a merger) or other change of control in the ownership of the Company, or if the Company elected to terminate the relationship with an individual or if the holder died or became permanently disabled. In addition, under the Modification, certain executives have agreed to defer the receipt of compensation and the vesting of the Escrowed Performance Shares to the extent such deferrals were necessary to allow the Company to take full advantage of the compensation deduction and to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which otherwise generally limits the available deduction in any year for the five (5) most highly compensated employees to One Million Dollars ($1,000,000).

BACKGROUND

     Of the 5,776,700 Escrowed Performance Shares, 4,776,700 were originally issued to the founding officers and directors in 1992 and earlier. In 1993, another 1,000,000 Escrowed Performance Shares were issued to Stephen Desper on exercise by the Company of an option granted to it in 1992 and, in 1994, Mr. Desper transferred 1,033,476 shares to other officers and directors.

     The Escrowed Performance Shares were originally issued in accordance with VSE and related British Columbia Securities Commission ("BCSC") rules then relevant to corporate reorganizations of development stage technology companies. Under those rules, VSE-listed companies issued performance shares to principals, but the shares were subject to future forfeiture and divestment in the event the new enterprise did not achieve the cash flow results set by the VSE. With respect to the Company, the Escrowed Performance Shares were not to be released from escrow until DPI generated cumulative positive cash flow of (Cdn.) $0.6285 per share and, under the escrow, a portion of the shares could be released pro rata with the annual earnings.

     Under the terms of the escrow, holders of the Escrowed Performance Shares are entitled to their shares on release whether or not they continue performing services for the Company. The Escrowed Performance Shares are treated as issued and outstanding for voting purposes, but are contingent and defeasible and are therefore held in escrow and do not participate in dividends, assets and liquidation unless and until released from escrow. Under the terms of the original escrow arrangements, any shares not released from escrow by July 9, 2002, were to be canceled.

     In 1995, as the Company progressed beyond the development stage and future release of the Escrowed Performance Shares seemed likely, the Board of Directors and the Company's investment advisors became concerned that there was no certainty as to when the release of all or a portion of the Escrowed Performance Shares would occur and what impact the uncertainty of the timing and the variation in the amount of such a release would have on the market for the Company's stock.

     As a result, in early 1996, the Board of Directors concluded that it would be appropriate for the Company to apply to the VSE for the Modification seeking release of the shares from escrow based on the current progress and performance prospects of the Company. After consultation, the VSE advised the Company on February 28, 1996 that the Escrowed Performance Shares could be treated as fully earned so long as (a) the release was approved by the disinterested stockholders of the Company; (b) the Company provided the VSE with a satisfactory comfort letter from an independent financial professional which supported the Board of

Directors' view that it was more likely than not that all of the shares would be earned prior to the July 2002 cancellation date; and (c) the holders of the Escrowed Performance Shares confirmed certain matters to the VSE. In addition to these matters, the VSE has requested that the Company advise its stockholders that, in the event the Company becomes dormant and is subsequently revived, the original ten (10)-year earnout conditions would be reinstituted; provided, however, that in event the Company were to delist from the VSE, and becomes listed only on the NASDAQ or some other market, subsequent to adoption of the Modification, the terms of the Modification would prevail since neither the VSE or the BCSC could have any regulatory authority over the Company.

     In June, 1996, the Company submitted to the VSE various supporting information, including the letter from Ablum Brown & Co. to the effect that, based on the information provided to them by the Company and the scope of their review, they believe that it is reasonable to conclude that it is more likely than not that the 5,776,700 Escrowed Performance Shares would be earned out based on the financial results at June 1997 using a cumulative cash flow per share of (Cdn.) $.6285 generated by DPI and, in any event, it is highly probable such shares could be earned out prior to any cancellation in 2002.

     In recommending the Modification, the Board of Directors considered numerous factors, including the financial accounting and tax consequences to the Company of the release of the Escrowed Performance Shares, the personal tax consequences to the various holders of the Escrowed Performance Shares and the need to establish definite dates upon which the Escrowed Performance Shares would be fully vested, allow the individual holders to sell or transfer the Escrowed Performance Shares. The Board of Directors gave priority to adopting procedures to ensure an orderly public market in the Company's stock and to avoid the potentially damaging and negative impact on the trading market of the Company's stock in the event that a large portion of the Escrowed Performance Shares are, at some future date, approved for release without full opportunity for the investment community to assimilate the release. The prospect of such an impact was compounded because certain holders have advised the Company that they would need to liquidate sufficient shares to fund personal income taxes due on release.

     Each holder of Escrowed Performance Shares will execute a revised and modified agreement which will define the vesting requirements and schedules and become effective simultaneously with the release of the Escrowed Performance Shares by the VSE embodying the above arrangements.

FEDERAL TAX TREATMENT

     Under current law, the following are the U.S. federal income tax consequences which would arise with respect to the current Escrowed Performance Shares and which would generally arise with respect to the Escrowed Performance Shares subsequent to the Modification.

     The holders of the Escrowed Performance Shares who received the shares as "compensation" for U.S. federal tax purposes did not elect to be taxed at the time of the original grants in 1992 and 1994. As a result, the participants did not realize any taxable income at the time of issuance and the Company was not entitled to a deduction at that time. If all the Escrowed Performance Shares were to be released in a single group, each participant would recognize taxable income in an amount equal to the excess of the fair market value of the shares as held by the holder on the release date over the amount, if any, paid for such shares. In this case, each participant paid (Cdn.) $.01 a share and the fair market value is likely to be equal to the trading value for the Company's common stock on NASDAQ, subject to any adjustment based on the status of the shares as held by the holders. In that event, the Company would be entitled to a corresponding tax deduction on the release date.

     If the Modification is approved, participants will recognize taxable income based on the percentage of the Escrowed Performance Shares which become fully vested on each of the specified dates. The taxable income will again be equal to the excess of the fair market value of the shares as held by the holder on the vesting dates compared to the amount originally paid for such shares in 1992 and 1994. Similarly, the Company will be entitled to a corresponding tax deduction on the specified dates.

     With respect to the Escrowed Performance Shares to be held by Stephen Desper, those shares were issued to him in exchange for the stock he held in the Company's subsidiary in 1992 prior to the corporate reorganization by the Company. Therefore the shares should be treated as a capital asset held by Mr. Desper. On any sale of the shares, Mr. Desper should recognize a capital gain in an amount equal to the excess of the amount realized on sale of the shares over his underlying tax basis in such shares. The Company should not be entitled to any tax deduction with respect to Mr. Desper's Escrowed Performance Shares either currently or after the Modification.

FINANCIAL ACCOUNTING TREATMENT

     As a general matter, the Company will be required to charge its earnings in connection with release of all of the Escrowed Performance Shares, including those held by Stephen Desper. For financial accounting purposes, the compensation expense attributable to the Escrowed Performance Shares will be measured by the excess of the fair market value of the Company's stock on the date of the release, over the amount originally paid by the recipients for the shares in 1992 and 1994. If the Modification is approved by the stockholders, the date the VSE consents to the release of the Escrowed Performance Shares from the current agreement will be treated as the "measurement date" for financial accounting purposes. The Company should be entitled to record the entire amount of compensation expense, relating to all Escrowed Performance Shares, on that "measurement date." The amount of the expense will be measured by the excess of the NASDAQ market price of the Company's Stock on the date of the release (subject to any adjustment as described above) over the amount paid for the Shares. Under the current Escrowed Performance Shares arrangements, compensation expense will be recorded when it is probable that the Common Stock will be released from escrow. Such expense will be determined at that time based on the NASDAQ market price of the Company's Common Stock. Compensation expense will be adjusted for fluctuation in the NASDAQ market price of the Company's Common Stock through the date such shares are released from escrow.

SECURITIES LAWS CONSIDERATIONS

     The Escrowed Performance Shares were outstanding prior to the Company's change of status and reorganization as a Delaware corporation in 1994 and will be available for resale when distributed to persons who are not affiliates of the Company on the date specified under the Modification. If the participant is an affiliate of the Company, the participant may be required to resell the shares only after compliance with SEC Rule 144 which limits the amount of shares to be sold in any three (3)-month period to one percent (1%) of the total amount of shares outstanding and requires brokerage transactions, advance filing and certain other compliance by the Company and the stockholder. In general, affiliates are persons in control of the Company and include all directors of the Company and certain key executive officers, although in certain circumstances, the individual participants may be relieved from such compliance as a result of the period of time during which they have held the shares and their status with the Company at the time of sale.

     As indicated earlier, as of June 10, 1996, the closing price of the Company's Common Stock on NASDAQ was $5.1875.

     To comply with VSE requirements, the affirmative vote of holders of a majority of shares held by disinterested persons and voted at the meeting is required to approve the Modification. The votes of persons who hold the Escrowed Performance Shares will be excluded in reaching this calculation. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS THE VOTE "FOR" APPROVAL OF THE MODIFICATION TO THE CURRENT ESCROWED PERFORMANCE SHARE ARRANGEMENTS.

         REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS
                  AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

PROPOSALS

     Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 1997 annual meeting of stockholders must satisfy the requirements of the Securities and Exchange Commission and the proposal must be received by the Secretary of the Company on or before December 13, 1996, for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

     The chairman of the annual meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements. The requirements with respect to nomination of persons for director do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at a meeting. If the Company changes the date of the 1997 annual meeting of stockholders, stockholders will be notified in accordance with the Company's By-Laws.

APPOINTMENT OF AUDITOR

     Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the appointment of KPMG Peat Marwick Certified Public Accountants, of 1999 Avenue of the Stars, Suite 1100, Los Angeles, California, USA, 90067, as the auditor of the Company to hold office for the ensuing year at a remuneration to be fixed by the directors. KPMG Peat Marwick Certified Public Accountants was first appointed as auditors effective July 27, 1994. The Company expects that a representative of KPMG Peat Marwick Certified Public Accountants will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the Exchange Act, the Company's directors, certain executive and other officers, and any person holding more than ten percent (10%) of the Company's Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by directors and officers and ten percent (10%) holders. Based solely on a review of the copies of reports furnished to the Company as filed with the Commission, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 1995.

ANNUAL REPORT

     The Company will furnish without charge to each stockholder who so requests in writing a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the Securities and Exchange Commission. This report was previously mailed to all stockholders. Requests for the Annual Report on Form 10-K should be sent to the Company at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364, Attention: Secretary.

OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

DATED: June 25, 1996
                                          BY ORDER OF THE BOARD

                                          Steven D. Gershick
                                          Chairman, President and CEO

                                                                       EXHIBIT A

                      SPATIALIZER AUDIO LABORATORIES, INC.

                              1996 INCENTIVE PLAN

 1. Purpose

     The SPATIALIZER AUDIO LABORATORIES, INC. 1996 Incentive Plan (the "Plan) is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of SPATIALIZER AUDIO LABORATORIES, INC. and its subsidiaries (the "Company"), as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire shares of Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such Common Stock pursuant to the Awards described herein and Section 162m of the Internal Revenue Code of 1986, as amended.

 2. Administration

     (a) The Plan will be administered by the Compensation and Stock Option Committee (the "Committee") appointed by the Board of Directors of the company from among its members provided, however, that as long as shares of the Company's Common Stock are registered under the Securities Exchange Act of 1934, members of the Committee must qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation sec. 240.16b-3 and
Section 162m of the Internal Revenue Code of 1986, as amended.

     (b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

     (c) To the extent that the company is subject to regulation by the Vancouver Stock Exchange, the Superintendent of Brokers of British Columbia or any similar body in the United States or Canada (the "Regulatory Agencies"), the standards of eligibility to receive a grant hereunder, the character of the grant and the authority of the Company and the Committee to make grants or establish policies shall be subject to any limitations imposed by such Regulatory Agencies, including limitations arising from the Company's status as a venture or senior status entity.

 3. Participants

     Participants will consist of such eligible officers and key employees and independent contractors providing consulting or advisory services to the Company, as the Committee in its sole discretion and subject to Section 1(c) hereof determines to be significantly responsible for the current success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

 4. Types of Awards

     Awards under the Plan may be granted in any one or a combination of (a) Stock Appreciation Rights, (b) Stock Awards, (c) Performance Shares, and (d) Performance Units, all as described below (collectively "Awards").

 5. Shares Reserved Under the Plan

     There is hereby reserved for issuance under the Plan an aggregate of five hundred thousand (500,000) newly issued shares of the Company's Common Stock, which are authorized but unissued shares of Common Stock, provided however that, in no event, shall the aggregate number of shares of Common Stock subject to Awards hereunder plus the shares of Common Stock subject to grants under any other stock option plan of the Company exceed the limits on such grants imposed, from time to time, by the Regulatory Agencies. In addition, the Company may issue under this Plan Performance Shares which are made available by current holders who waive or otherwise forego and return to the Company Performance Shares currently issued in their name, but in no event shall the aggregate number of Performance Shares outstanding under this or any other plan or otherwise exceed 5,776,700, unless the Company shall have received regulatory approval to issue additional Performance Shares. Any shares subject to Stock Appreciation Rights or issued under the Plan as Stock Awards may thereafter be subject to new rights or awards under this Plan if there is a lapse, expiration or termination of any such rights prior to issuance of the shares or the payment of the equivalent or if shares are issued under such rights or as such awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

 6. Stock Appreciation Rights

     The Committee may, in its discretion, grant Stock Appreciation Rights to any eligible person. The number of shares of Common Stock subject to Stock Appreciation Rights which may be granted during any calendar year to any one participant shall not exceed fifty thousand (50,000) shares. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

          (a) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised. Such appreciation shall be measured from not less than 85% of the Fair Market Value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

          (b) Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months after the date it was granted or later than the earlier of January 1, 2005 or ten years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares of Common Stock issuable under the Plan by the number of shares with respect to which the right is exercised.

 7. Stock Awards

     Stock Awards will consist of Common Stock transferred to participants without other payment therefore as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. Unless otherwise provided by the Committee, the participant shall have, with respect to the Common Stock subject to a Stock Award, all of the rights of a holder of Common Stock of the Company, including the right to receive dividends and to vote the shares.

 8. Performance Shares

     (a) Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive Common Stock in accordance with the requirements set forth in the plan. The Committee shall determine the participants to whom and the profit or other economic conditions and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Common Stock will be deferred, and the other terms and conditions of the Award in addition to those set forth in this Section 8. The Committee may condition the grant of Performance Shares upon the attainment of such corporate or individual specified performance goals or such other factors or criteria as the Committee shall determine.

     (b) Performance Shares awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

          (i) Unless the Company shall have received regulatory approval to issue additional Performance Shares, the total number of Performance Shares outstanding shall not exceed 5,776,700, the number of Performance Shares outstanding on the date hereof. The Company and Committee may reissue Performance Shares that are made available by current holders who waive or otherwise forego and return to the Company Performance Shares currently issued in their name.

          (ii) Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the participant.

          (iii) Subject to the provisions of the Performance Share Award, this Plan and any regulatory requirement imposed by any of the Regulatory Agencies, a participant shall be entitled to vote the shares of Common Stock subject to the award during the Performance Period. The Common Stock granted shall be held in escrow during such Performance Period. Subject to the provisions of the Performance Share Award and this Plan, at the expiration of the Performance Period, share certificates shall be delivered to the participant, or his or her legal representative, in a number equal to the vested shares covered by the Performance Share Award.

          (iv) Subject to the applicable provisions of the Performance Share Award and this Plan, upon termination of a participant's employment with the Company for any reason during the Performance Period for a given Performance Share Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

 9. Performance Units

     (a) Performance Units may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both. The Committee shall determine the participants to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a participant's right to Performance Units will be vested, the ability to participants to defer the receipt of payment of such Performance Units, and the other terms and conditions of the Award in addition to those set forth in Section 9. The Committee may condition the vesting of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

     (b) The Performance Units awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

          (i) At the expiration of the Performance Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each participant that have vested.

          (ii) Subject to the applicable provisions of the Performance Unit Award and this Plan, at the expiration of the Performance cycle, cash and/or share certificates of an equivalent value (as the Committee may determine) shall be delivered to the participant, or his or her legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

          (iii) Subject to the applicable provisions of the Performance Unit Award and this Plan, upon termination of a participant's employment with the Company for any reason during the Performance Cycle for a given Performance Unit Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

10. Adjustment Provisions

     (a) If the Company shall at any time change the number of shares of Common Stock issued without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares available for Awards under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

     (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Award:

          (i) any participant to whom a Stock Appreciation Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate Fair Market Value of the Acquisition Consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which are covered by such right and the aggregate reference price of such right; and

          (ii) any participant to whom Performance Shares or Performance Units have been awarded shall have the right thereafter and during the term of the Award, upon fulfillment of the terms of the Award, to receive on the date or dates set forth in the Award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of shares of Common Stock which are covered by the Award.

     The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

     (c) Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization change of control or similar occurrence upon such terms and conditions as it may deem equitable and appropriate. For the purposes of this Plan, a "change in control" of the company shall mean a change in control of a nature that would be required to be reported (assuming the Company were then subject to the provisions of law referred to in this paragraph) in a proxy statement with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, except that any merger, consolidation or corporate reorganization in which owners of the Company capital stock entitled to vote in the election of directors ("Voting Stock") prior to said combination receive 75% or more of the resulting entity's Voting Stock shall not be considered a change in control for the purposes of the Plan; provided further, however, that a "change in control" shall for purposes of this Plan be deemed not to have occurred with respect to any specific acquisition or other transaction if the Board, in its sole discretion, passes a resolution to such effect at the time of such transaction. "Control" is the power to direct, or cause the direction, of the management and policies of a corporation, whether through the ownership of securities, by contract or otherwise.

     (d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock appreciation rights and/or the obligation to make future grants of rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under this Plan shall be increased accordingly.

11. Nontransferability

     (a) Each Award granted under the Plan to a participant shall not be transferable by him or her otherwise than as specified in the Award, at the discretion of the Committee, or by law or by will or the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by such person. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Appreciation Right theretofore granted to that participant shall be exercisable during such period after death as the Committee shall in its discretion set forth in such right at the date of grant (but not beyond the stated duration of the right) and then only:

          (i) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Appreciation Right shall pass by will or the laws of descent and distribution; and

          (ii) To the extent that the deceased participant was entitled to do so at the date of his death.

     (b) Notwithstanding Section 11(a), in the discretion of the Committee, Awards granted hereunder may be transferred to other eligible persons, or to member of the participant's immediate family (which for purposes of this Plan shall be limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, but only if the Award expressly so provides.

12. Other Provisions

     Awards under the Plan may also be subject to such other provisions (whether or not applicable to any other Awards under the Plan) as the Committee determines appropriate, including without limitation, provisions required by the Regulatory Agencies, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of Shares acquired under any form of Award, provisions for the acceleration of exercisability or vesting of Awards in the event of a change of control of the Company, provisions for the forfeiture of, or provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

13. Fair Market Value

     For purposes of this Plan and any Awards hereunder, Fair Market Value of Common Stock shall be the mean between the highest and lowest sale prices for the Company's Common Stock as reported on the NASDAQ Market System (or, if no such listing then exists, on such other consolidated transaction reporting system on which such Common Stock is primarily traded) on the date of calculation (or on the next preceding trading date if Common Stock were not traded on the date of calculation), provided, however, that if the Company's Common Stock is not readily tradable on a national securities exchange or other market system at the time such Fair Market Value is to be determined, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

14. Withholding

     All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it cash or Common Stock in an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit, an award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a Stock Appreciation Right, (b) the receipt or vesting of Stock Awards, or (c) the receipt of Common Stock upon the expiration of the Performance Period or the Performance Cycle, respectively, with respect to any Performance Shares or Performance Units, by electing to have the company withhold Common Stock having a Fair Market Value equal to the amount to be withheld.

15. Tenure

     A participant's right, if any, to continue to serve the Company as an officer, employee, independent contractor, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Award.

16. Duration, Amendment and Termination

     No Award shall be granted after January 1, 2005; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section 16 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant's consent. No amendment of the Plan, shall, without approval of the stockholders of the Company to the extent required by law, (i) result in any member of the Committee losing his or her status as a disinterested person under Securities and Exchange Commission Regulation sec. 240.16b-3; or (ii) result in the Plan losing its status as a protected plan under Securities and Exchange Commission Rule 16b-3.

17. Nonexclusivity of the Plan

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as having any impact on existing qualified or nonqualified retirement or bonus plans of the Company, or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other incentive awards or rights otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

18. Claims Under Plan

     The Company shall have no obligation to hold separately the cash or other funds necessary to fund any outstanding Awards or other obligations under the Plan and no participant will, by virtue of eligibility or the grant of any Awards hereunder, be entitled to any direct access to the funds of the Company, other than as a claimant under the Plan. Any moneys designated or required to fund or fulfill the Company's obligations under the Plan shall be subject to proper general claims of creditors of Company, including claims properly asserted under the U.S. Bankruptcy Code.

19. Governing Law

     This plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of California (regardless of the law that might otherwise govern under applicable California principles of conflict of laws).

20. Stockholder Approval

     The Plan was adopted by the Board of Directors of the Company on March 7, 1996. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors. Any Awards made herewith prior to such stockholder approval shall be rescinded and forfeited in the event the Plan is not approved by the stockholders.

PROXY
                      SPATIALIZER AUDIO LABORATORIES, INC.
                       20700 VENTURA BOULEVARD, SUITE 134
                        WOODLAND HILLS, CALIFORNIA 91364

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF
                      SPATIALIZER AUDIO LABORATORIES, INC.

The undersigned does hereby appoint _________________ and _______________ as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Spatializer Audio Laboratories, Inc. held of record by the undersigned on June 11, 1996, at the annual meeting of stockholders to be held on August 6, 1996 or any adjournment thereof.

1. ELECTION OF DIRECTORS.     FOR all nominees listed below                WITHHOLD AUTHORITY to vote
                              (except as marked to the contrary below)/    for all nominees listed below           /
                              /                                            /

  (Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below).

     Carlo Civelli, David Foster, Jerold H. Rubinstein, Stephen W. Desper,
              Steven D. Gershick, James D. Pace, Gilbert N. Segel.

2. PROPOSAL TO APPROVE THE 1996 INCENTIVE PLAN, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT.

                 / / FOR        / / AGAINST        / / ABSTAIN

3. PROPOSAL TO APPROVE THE MODIFICATION OF THE TERMS OF THE PERFORMANCE SHARES ESCROW ARRANGEMENTS, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT.

                 / / FOR        / / AGAINST        / / ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

    Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                       Dated: , 1996.

                                                      ------------------------
                                                             [Signature]

                                                      ------------------------
                                                         [Signature, if held
                                                               jointly]

                                                       Please check this box
                                                       only if you intend to
                                                       attend and vote at the
                                                       Annual Meeting. / /

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.